                                                                   Exhibit 10(c)


                          REINSURANCE POOLING AGREEMENT



This REINSURANCE POOLING AGREEMENT (the "Pooling Agreement" or "Agreement"), effective as of 12:00 a.m. Eastern Time on January 1, 2003 (the "Effective Date"), is by and between Merchants Insurance Company of New Hampshire, Inc. ("MNH"), a New Hampshire domiciled insurance company having its principal place of business at 250 Main Street, Buffalo, New York 14202 and Merchants Mutual Insurance Company ("MMIC"), a New York domiciled insurance company having its principal place of business at 250 Main Street, Buffalo, New York 14202 (herein collectively referred to as the "Pooled Companies" and individually as a "Pooled Company").

                                    RECITALS


WHEREAS, the Pooled Companies have determined that their business operations as respects the Traditional Insurance Business (as defined below) should be managed and administered by MMIC on behalf of each of the Pooled Companies; and

WHEREAS, MMIC provides underwriting, claims, administrative and investment services for MNH with respect to MNH's Traditional Insurance Business in accordance with the Administrative, Underwriting, Claims and Investment and Cash Management Services Annexes which are part of the Services Agreement between MMIC, on the one hand, and MNH and its parent company, Merchants Group, Inc. ("MGI"), on the other hand, dated the date of this Pooling Agreement (the various Annexes and the Services Agreement being collectively referred to herein as the "Services Agreement") attached hereto as Exhibit A and incorporated herein by reference; and

WHEREAS, the Pooled Companies have determined that the combined underwriting results of the Traditional Insurance Business should be shared between them by means of mutual reinsurance on percentage bases as herein provided (the "Pool" or "Pooled Traditional Insurance Business") so that each Pooled Company will have the same loss and allocated and unallocated loss adjustment expense ("LAE") ratio on its share of the Pooled Traditional Insurance Business; for purposes of this Agreement, LAE shall include allocated and unallocated loss adjustment expense; and

WHEREAS, the Pooled Companies have agreed to various profit-sharing and retrospective commission adjustment percentages based upon the loss and LAE ratio that is achieved by MMIC's management and administration of the Pooled Traditional Insurance Business; and

WHEREAS, the parties desire to enter into this Pooling Agreement to provide for the mutual reinsurance of the Traditional Insurance Business and in order to better align the economic interests of the Pooled Companies as to the Traditional Insurance Business.

NOW, THEREFORE, in consideration of the terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

I.       Definitions:

         As used in this Agreement:

         A. "Applicable Ceding Commission" shall mean the Ceding Commission, as defined below, determined based upon underwriting expenses for each year of this Pooling Agreement.

         B. "Ceding Commission" shall mean the sum of the following amounts relating to Traditional Insurance Business expressed as a percentage of net written premiums:

                  i. Actual commissions including commissions paid to agents or brokers and commissions on third party reinsurance assumed or ceded, plus

                  ii.   Actual premium taxes, plus

                  iii. Actual fees and assessments for boards, bureaus, associations and industry and residual market facilities related to policy or accident years as applicable, after the Effective Date of this Pooling Agreement, plus

                  iv. Agreed underwriting expenses as set forth in Schedule 1 attached hereto and incorporated herein.

              Item iv. shall be agreed for the initial cessions at the Effective Date of this Pooling Agreement and for each year thereafter.

         C. "Claims Related Extra Contractual Obligation" shall mean, except to the extent contrary to New York law, the amount for which a Pooled Company is liable as a result of a judgment or settlement or arbitration, or otherwise, to its insured or a third-party claimant, where such liability has arisen because of:

                  i. the failure of the Pooled Company to agree to pay a claim within the policy limits or to provide a defense against such claims as required by law, or

                  ii. bad faith or negligence in investigating or handling a claim or in rejecting an offer of settlement, or

                  iii. negligence or breach of duty in the preparation of the defense or the conduct of a trial or the preparation or prosecution of any appeal and/or subrogation and/or any subsequent action resulting therefrom.

               Any loss arising under this Pooling Agreement in respect of "Claims Related Extra Contractual Obligations" shall be deemed to have been incurred on the same date as the event giving rise to the claim to which the Claims Related Extra Contractual

              Obligation is related, provided that the policy which gives rise to the Claims Related Extra Contractual Obligation falls within the scope of this Pooling Agreement.

         D. "Initial Ceding Commission" shall mean the Ceding Commission determined based upon underwriting expenses incurred relative to the net unearned premiums as of the Effective Date.

         E. "Maximum MNH annual written premium assumption" shall be that amount for each applicable year as set forth in Schedule 2 attached hereto and incorporated herein.

         F. "Net Retained Liability" shall mean that portion of the gross liability for losses and LAE, including losses in excess of policy limits and "Claims Related Extra Contractual Obligations" less salvage and subrogation, on the Traditional Insurance Business which shall remain after deducting the amount, if any, of liability ceded pursuant to third party reinsurance inuring to the benefit of the Pool.

         G. "Net unearned premium reserves" shall mean as to either Pooled Company, a reserve equal to the direct unearned premiums on all Traditional Insurance Business in force as of the Effective Date or at any time during the term of this Pooling Agreement plus unearned premiums on related reinsurance assumed minus unearned premiums on related reinsurance ceded.

         H. "Net written premiums" shall mean all direct written premiums plus reinsurance assumed minus reinsurance ceded.

         I.   "Pooling Percentage" shall be those percentages as set forth in
              Schedule 2 attached hereto and incorporated herein.

         J. "Traditional Insurance Business" shall mean those commercial and personal lines of property, liability and workers' compensation insurance in any jurisdiction in which either of MNH or MMIC is or was licensed to do an insurance business, which insurance was produced through the Pooled Companies' independent insurance agents pursuant to the Management Agreement dated as of September 29, 1986 among MMIC, MNH and MGI (the "Previous Management Agreement"), including residual market assumptions and assessments, industry underwriting facilities charges, and all similar assessments and charges attributable to such business, and such other business as the Pooled Companies may mutually agree.

II.      MNH Cessions:

         As of and from the Effective Date, MNH cedes and MMIC assumes a 100% quota share participation in the Net Retained Liability of MNH in respect of losses incurred and all other rights and obligations under MNH's Traditional Insurance Business:

         A.   in force as of the Effective Date; and

         B. issued or assumed after the Effective Date until the termination of this Agreement.

III.     Assets Transfer and Premiums Paid by MNH:

         In exchange for the assumption by MMIC of MNH's Net Retained Liability under Traditional Insurance Business issued by MNH, MNH hereby agrees to pay to MMIC:

         A. as of the Effective Date, in premiums receivable, as agreed among the Pooled Companies, plus cash or other assets, an amount equal to the net unearned premium reserve of MNH as of the Effective Date assumed by MMIC under Section II hereof, less the Initial Ceding Commission associated with the net unearned premium reserves which are transferred as provided herein; and

         B. for each year thereafter, in premiums receivable and cash or other assets, an amount equal to the MNH net written premiums on the Traditional Insurance Business, less the Applicable Ceding Commission for each such year.

IV.      MMIC Cessions:

         As of and from the Effective Date, MMIC cedes and MNH assumes the MNH Pooling Percentage of the Net Retained Liability of the Pooled Companies in respect of losses incurred and all other rights and obligations under Traditional Insurance Business issued by MMIC or assumed by MMIC from MNH as provided in Section II, as follows:

         A. the initial Pooling Percentage for MNH as set forth in Schedule 2 of the Traditional Insurance Business in force as of the Effective Date; and

         B. the Pooling Percentage for MNH as set forth in Schedule 2 (but not more than the annual percentage that the Maximum MNH annual net written premium assumption as set forth in Schedule 2 bears to the total net written premiums of the Traditional Insurance Business of the Pooled Companies) of the Traditional Insurance Business issued or assumed after the Effective Date until the termination of this Agreement. However, the parties may mutually agree that MNH may assume a greater percentage or dollar amount of net premiums written.

V.       Assets Transfer and Premiums Paid by MMIC:

         In exchange for the assumption by MNH of MNH's Pooling Percentage of MMIC's obligations under Traditional Insurance Business issued or reinsured by MMIC, including the Traditional Insurance Business written by MNH and ceded to MMIC under Section II of this Pooling Agreement, MMIC hereby agrees to pay to MNH:

         A. as of the Effective Date, in premiums receivable, as agreed among the Pooled Companies, plus cash or other assets, an amount equal to the Initial Pooling

              Percentage for MNH of the net unearned premium reserve of MMIC including the net unearned premium reserve assumed by MMIC from MNH as provided in Section II hereof, less the Initial Ceding Commission associated with the net unearned premium reserves which are transferred as provided herein; and

         B. for each year thereafter, in premiums receivable and cash or other assets, an amount equal to the Pooling Percentage for MNH of net written premiums of the Pooled Companies on the Traditional Insurance Business, less the Applicable Ceding Commission for each such year.

         C. MMIC will reduce its payments to MNH under this section V. by an amount equal to the Pooling Percentage for MNH times any premiums on Traditional Insurance Business deemed uncollectible by MMIC.

VI.      Unallocated Loss Adjustment Expenses:

         In addition to its other obligations under this Agreement, MNH shall also be liable to pay its Pooling Percentage of the MMIC unallocated loss adjustment expenses, as defined in the Claims Services Annex of the Services Agreement, allocated to the Traditional Insurance Business subject to this Agreement.

VII.     Third Party Reinsurance:

         The Pooled Companies annually will agree on the structure of the third party reinsurance for the next year in accordance with the provisions of the Underwriting Services Annex to the Services Agreement. Each Pooled Company will pay reinsurance premiums based upon its direct premiums applied to the reinsurance rates in effect for the year. Each Pooled Company will make recoveries from such third party reinsurance for losses involving only its direct policies or its pro-rata share of recoveries from loss occurrences involving policies from more than one Pooled Company. Any of the Pooled Companies may, at its option and its expense, further reinsure any portion of its retention; provided that such reinsurance does not affect the cost, availability or security of the Pool's reinsurance with third parties.

VIII.    Adjustments to the Pooling Percentages:

         Adjustments to the Pooling Percentages shall occur at the times set forth in Schedule 2 or as may, from time to time, otherwise be agreed upon between the Pooled Companies. At the time adjustments are made, the Pooled Company whose Pooling Percentage is being decreased will transfer to the Pooled Company whose Pooling Percentage is being increased: (i) the appropriate proportionate amount of the adjustment in the net unearned premium reserve, less the Applicable Ceding Commission and (ii) the associated assets determined in accordance with
         Section V of this Agreement. The parties will thereafter adjust the allocation of net written premiums according to the new percentages as provided in Section IV and will adjust the asset transfers as provided in Section V.

IX.      MMIC Administration, Premium Collections and Loss Payments of
         MNH Business:

         As of and from the Effective Date, MMIC shall administer MNH's Traditional Insurance Business reinsured under this Pooling Agreement in accordance with the terms of the Services Agreement as amended from time to time.

X.       Policy and Installment Fees:

         MMIC shall collect on behalf of the Pooled Companies all policy and installment fees related to the Traditional Insurance Business and shall pay to MNH its Pooling Percentage of the policy and installment fees processed and collected by the Pool after the Effective Date relating to policies in force as of, and/or to policy coverage provided prior to, the Effective Date, plus the MNH Pooling Percentage of the policy and installment fees for all policies becoming effective on and after the Effective Date of this Agreement.

XI.      Cash Settlements:

         Commencing with the Effective Date, and as relates to the Traditional Insurance Business subject to this Pooling Agreement:

         A. MMIC hereby agrees to pay to MNH the MNH Pooling Percentage of the net written premiums collected by the parties hereto, less the Applicable Ceding Commission.

         B. MNH hereby agrees to pay to MMIC the MNH Pooling Percentage of all net losses, after deducting salvage and subrogation, allocated LAE, unallocated LAE as set forth in Section VI, and policyholder dividends paid by the parties hereto.

         Accounts reflecting the net balance from A and B in this Section XI shall be rendered monthly and shall be settled within thirty (30) days after the end of the month.

XII.     Offset:

         It is understood and agreed that, insofar as is practicable and consistent with the purposes and intentions of this Pooling Agreement, the obligations of each of the Pooled Companies under this Agreement to transfer assets to the other Pooled Company may, in whole or in part, be offset against the obligations of each Pooled Company to the other Pooled Company under this Agreement so that each Pooled Company shall deliver hereunder only the net amount of assets required under such offset due under this Agreement.

XIII.    Accounting and Reporting:

         MMIC, as the Pool manager and pursuant to the terms of the Services Agreement, will maintain all of the accounting records and provide to the Pooled Companies monthly, quarterly and annual accounting reports of each Pooled Company's respective share of the business transacted during the period and the balances of the related assets and liabilities as of each reporting date.

XIV.     Profit Sharing - Retrospective Commission Adjustment:

         A. MNH shall pay profit sharing to MMIC equal to the amount that the actual cumulative net loss and LAE ratio on the Pooled Traditional Insurance Business from the Effective Date is less than 74.0% times MNH's cumulative earned premium assumed under this Pooling Agreement, multiplied by the Profit Sharing percentages in the table below. The profit sharing is based on the following percentages for the following bands:

                                 Cumulative Net Loss          Profit Sharing
                                    and LAE Ratios             for L/R Band
                              -------------------------       ---------------
                               From                To
                              ------              -----
                 Band 1       >72.5%              74.0%            10%
                 Band 2       >70.5%              72.5%            25%
                 Band 3        68.5%              70.5%            33%
                              Less than           68.5%            50%

         B. MMIC will pay to, or return ceding commissions paid by, MNH equal to the amount that the actual cumulative net loss and LAE ratio on the Pooled Traditional Insurance Business from the Effective Date is greater than 74.0% times MNH's cumulative earned premium assumed under this Pooling Agreement, multiplied by the Retrospective Commission percentages in the table below. The retrospective amounts are based on the following percentages for the following bands:

                                                                Retrospective
                                 Cumulative Net Loss              Commission
                                   and LAE Ratios                for L/R Band
                              -------------------------         ---------------
                               From                  To
                              ------                -----
                 Band 1       >74.0%                75.5%             10%
                 Band 2       >75.5%                77.5%             25%
                 Band 3       >77.5%                79.5%             33%
                              Greater than          79.5%             50%

         C.   The calculations and payments shall be based on the following:

                  i. The profit sharing or retrospective amount is the sum of the amounts calculated for each band separately.

                  ii. The profit sharing or retrospective amount is calculated annually, 6 months after the end of each calendar year, based upon the cumulative net earned premiums and cumulative net incurred loss and LAE ratio, including incurred but not reported (IBNR) losses and LAE, from the Effective Date through the end of the calendar year and adjusted to include experience through the date of the calculation.

                  iii. The payment of profit sharing or retrospective commission is settled annually as of the date of the calculation. MNH shall pay the profit sharing or MMIC shall pay the retrospective amount based upon the cumulative amount of profit sharing or retrospective amount as of each calculation date and the cumulative amount of payments previously made.

                  iv. Calculations and settlements of profit sharing or retrospective amounts shall continue until all losses are settled, or unless finally settled by mutual agreement of the parties prior to that time.

                  v. The development, implementation and operation of Traditional Insurance Business without taking into account the claims, losses and LAE that are the result of any acts of terrorism similar to those acts of September 11, 2001.

                  vi. Claims Related Extra Contractual Obligations arising from claims for which MNH has assumed direct responsibility will be excluded from the calculation of actual accumulated net losses.

XV.      Management Controls and Reports:

         A. MMIC will develop an underwriting plan for the Traditional Insurance Business, and confer with the management of MNH in the course of developing or modifying that plan. MMIC will take any comments or suggestions of MNH under consideration in the development or modification of that plan; however, MMIC shall have ultimate authority and responsibility for the development and modification of that plan.

         B. MMIC will present periodic reports, as more fully defined in the Services Agreement and as shall be agreed between MMIC and MNH, on the operating results of the Pool to MNH management including, but not limited to, the following:

                  i. monthly Regional Management Reports which include monthly and year-to-date premiums written and other production data

                  ii.   periodic large loss reports

                  iii. quarterly underwriting profit and loss statements by line of business and management responsibility, e.g. states or regional offices

                  iv. all internal and home office underwriting and claim audit reports

                  v.    other reports as are mutually agreed to by the parties.

XVI.     General Statement of Intent:

         It is the purpose and intent of this Pooling Agreement that:

         A. The parties hereto intend to perpetuate a mutually beneficial relationship among the Pooled Companies following the termination of the Previous Management Agreement. In that regard, the parties hereto intend to align their interests by pooling risks and assuming common underwriting results on their Traditional Insurance Business, prior to any annual profit or loss sharing calculation pursuant to Section XIV.

         B. MMIC shall be liable as a reinsurer to MNH on the Traditional Insurance Business of MNH, issued and in force as of the Effective Date, and thereafter issued by MNH during the term of this Agreement.

         C. MNH shall be liable as a reinsurer to MMIC on the Traditional Insurance Business of MMIC and MNH issued and in force as of the Effective Date, and thereafter issued by the Pooled Companies during the term of this Agreement to the extent of MNH's Pooling Percentage.

         D. The parties hereto shall, on and after the Effective Date, participate in all of the underwriting operations related to the Traditional Insurance Business of each of the Pooled Companies hereto on the basis of their Pooling Percentages as set forth in
              Schedule 2 attached hereto.

         E. The parties hereto reserve the right to mutually agree to modify any of the terms of this Pooling Agreement and any Schedule hereto in order to accommodate transition issues following the termination of the Previous Management Agreement and to handle immaterial adjustments resulting from or necessitated by timing or proration issues, or similar events.

         F. The Pooled Companies acknowledge that MMIC intends to form a new, wholly owned subsidiary and to license that subsidiary to write property and casualty insurance. To the extent the new subsidiary writes Traditional Insurance Business, the Pooled Companies agree that the new subsidiary shall become a party to this Pooling Agreement and shall participate in MMIC's Pooling Percentage of the Traditional Insurance Business subject to this Pooling Agreement.

XVII.    "Follow the Fortunes":

         The reinsurance provided by the terms of this Pooling Agreement shall be subject to the same risks, terms and conditions under which the original policies and contracts for Traditional Insurance Business were written, or which may be or may have been agreed to during the term of the original insurance policy or contract, the intent of this Agreement being that the Pooled Companies shall, in every case to which this Agreement applies and in the proportions specified herein, follow the underwriting fortunes of one another in respect of the risk that has been written.

XVIII.    Methods and Procedures:

         The methods and procedures, including accounting transactions, by which the terms of this Pooling Agreement shall be performed by and on behalf of the parties hereto shall be determined in conjunction with the performance of the parties under the Services Agreement.

XIX.     Amendments:

         This Agreement may be modified from time to time, so as to adapt its provisions to the varying conditions of the business of the Pooled Companies, by a mutual agreement in writing of the parties hereto, subject to ratification by the Board of Directors of each party and, if required, with the approval of the insurance regulatory officials from the

         State of New York and/or the State of New Hampshire.

XX.      Term and Termination:

         A. This Pooling Agreement shall become effective on the Effective Date and shall continue in effect thereafter unless terminated on written notice as follows:

                  i. MNH may tender notice to terminate this Agreement prior to July 1, 2005 or July 1, 2006 for termination of this Agreement effective for the calendar year commencing six
                        (6) months after such date, but only if the cumulative loss and LAE ratio for the business pooled hereunder is greater than 76%;

                  ii. Either MMIC or MNH may tender notice to terminate this Agreement for any reason on July 1, 2007 or any July 1 thereafter for termination of this Agreement effective for the calendar year commencing six (6) months after such date;

                  iii. Either party may, at any time, terminate this Agreement for "cause" by written notice specifying (i) the effective date of termination, which date shall be not less than sixty (60) days after the date of such notice, and (ii) the reasons for termination. "Cause", for purposes of terminating this Agreement, shall mean either (i) any material breach of this Agreement or (ii) continuous or repeated failure of a party to comply with a material term of this Agreement. Any termination for cause shall not affect the rights and obligations of the parties as to transactions or acts by either party prior to the effective date of termination or relieve either party's obligation during the pendency of any dispute over the cause of termination. Before a party may terminate this Agreement for cause, the terminating party must permit the other to rectify such breach, non-performance, or violation within thirty (30) business days after receipt of written notice of termination. If the party in breach of this Agreement fails to cure within thirty (30) days of receiving notice of termination of this Agreement for cause, this Agreement shall terminate on the effective day of the termination as provided in the notice, unless agreed otherwise by the terminating party;

                  iv. Either party may terminate this Agreement immediately by giving written notice of termination to the other party if:

                        a. the other party is placed under supervision or in rehabilitation or liquidation by a state authority;

                        b.    the other party is adjudged bankrupt;

                        c. the other party has a receiver of its assets or property appointed by a court of competent jurisdiction;

                        d. the other party makes a general assignment for the benefit of creditors;

                        e. the other party institutes (or suffers to be instituted and not dismissed within sixty (60)
                              days) any proceeding for the reorganization or arrangement of its affairs;

                        f. this Agreement fails to qualify for credit as authorized reinsurance, or any party fails to qualify as an authorized reinsurer under either the New York Insurance Laws or regulations or the New Hampshire Insurance Laws or regulations; provided however, if either party elects to engage in an insurance business that would not qualify either that business or that party as authorized reinsurance or authorized reinsurer, respectively, but the parties have mutually agreed to include that business as Traditional Insurance Business, then neither party may use that failure to qualify as a basis to terminate this Agreement; or

                        g. the Services Agreement or the Underwriting or Claims Services Annexes thereto are terminated for any reason including a "change in control" as that term is defined in the Services Agreement.

        B. Upon termination of this Agreement for any reason, the pooling will cease on a cutoff basis and MNH and MMIC will, respectively, return the net unearned premiums to the other, less the Applicable Ceding Commissions. The returned net unearned premiums shall be settled in premiums receivable, cash and other assets as agreed among the parties. Each of the Pooled Companies will remain obligated for their Pooling Percentages of all losses and LAE and other obligations incurred prior to the date of termination, whether or not such losses or associated LAE have been reported.


XXI.     Interpretation; Governing Law:

         A. Wherever required to give the correct meaning throughout this Agreement, the singular shall be interpreted in the plural. Clerical errors or errors of involuntary or inadvertent omission or commission shall not be interpreted as a discharge of liability on behalf of any of the parties to this Agreement. Such errors shall be rectified at the time of discovery or as soon as practicable thereafter. Caption headings are for convenience only and are not intended to affect the construction of the terms hereof.

         B. This Agreement shall be interpreted and construed in accordance with the internal laws of the State of New York without regard to conflicts of law.

         C. The Pooled Companies will use their good faith efforts to interpret and apply the terms of this Pooling Agreement in a manner that is consistent with the Services Agreement and each Annex thereto if they are in effect at that time.

XXII.    Insolvency:

         The reinsurance made under this Agreement shall be payable by the assuming reinsurer on the basis of the liability of the ceding insurer under the contract or contracts reinsured without diminution because of the insolvency of the ceding insurer. The reinsurance made effective under this Agreement shall be payable by the assuming reinsurer to the ceding insurer or to the liquidator, receiver or statutory successor of the ceding insurer.

         In the event of insolvency of the ceding insurer, the liquidator or receiver or statutory successor of such insurer shall give written notice to the assuming reinsurer: (a) of the pendency of a claim against the insolvent ceding insurer on the policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding; (b) that during the pendency of such claim the assuming reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the ceding insurer or its liquidator or receiver or statutory successors; and (c) that the expense thus incurred by the assuming reinsurer shall be chargeable, subject to court approval, against the insolvent ceding insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer solely as a result of the defense undertaken by the assuming reinsurer.

XXIII.    Arbitration:

         The Pooled Companies shall use their best efforts to resolve any dispute under or arising out of this Agreement, the interpretation of this Agreement or any party's performance, nonperformance, rights or obligations under this Agreement. In the event any dispute cannot be mutually resolved between the parties, MMIC and MNH hereby agree that such dispute shall, upon the request of the one of the parties, be submitted to arbitration in the following manner: The dispute shall be submitted for determination to a panel of three (3) arbitrators, not related to or affiliated with any of the parties to this Agreement, with experience in the property and casualty insurance or reinsurance industry, one to be chosen by MMIC, one to be chosen by MNH and the third to be selected by the mutual agreement of the other two (2) arbitrators. The arbitration shall take place in Buffalo, New York, and shall be conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. The arbitrators are not empowered to award punitive damages.

XXIV.    Records and Accounts; Reviews:

         MMIC shall keep accurate records and accounts of all transactions undertaken under this Pooling Agreement. Those records and accounts shall be maintained in accordance with the same prudent standards of record keeping as MMIC follows with respect to its own business and in accordance with all applicable state laws and regulations concerning records retention. All files shall be open and available for on-site review and/or inspection and reproduction, at MNH's expense, by duly authorized representatives of MNH. MNH may conduct such reviews during normal business hours upon reasonable prior written notice to MMIC. MMIC shall cooperate fully with MNH, its representatives, and designees in such reviews. MNH shall prepare written findings in connection with any review and shall provide MMIC with a copy of such findings within thirty (30) days after completion of the review.

XXV.     Entire Agreement:

         This Pooling Agreement, including the Schedules and the Exhibit attached hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all previous agreements whether written or oral between them with respect to the subject matter hereof.

XXVI.    Counterparts:

         This Pooling Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and the year first above written.

Attest                                        Merchants Mutual Insurance Company


/s/                                           By /s/
--------------------------------                    ----------------------------
Secretary                                           Robert M. Zak, President


Attest                                        Merchants Insurance Company of
                                              New Hampshire, Inc.


/s/                                           By /s/
--------------------------------                    ----------------------------
Secretary                                            Stephen C. June,
                                                     Executive Vice President

                                  "Schedule 1"

                              Underwriting Expenses
                 As Included in Calculation of Ceding Commission

INITIAL MNH TRANSFER TO MMIC

The underwriting expense component in the "Initial Ceding Commission" calculation with respect to MNH's initial asset transfer to MMIC under Section III of the Pooling Agreement the underwriting expenses as reported in the 2002 Underwriting and Investment Exhibit, Part 4 - Expenses of the MNH Annual Statement included in Column 2 on lines 3 through 18 plus line 24, excluding the following specific items:

     1.   Expenses unrelated to the Traditional Insurance Business;
     2.   Expenses deemed to be direct expenses of either MNH or MMIC;
     3. Administrative expenses of MMIC that will be included in the determination of the fees payable under the Administrative Services Annex of the Services Agreement;
     4.   Provisions for payment of Senior Management bonuses by MMIC; and
     5.   Other expenses as may, from time to time, be agreed by the parties.

INITIAL MMIC TRANSFER TO MNH OF MNH POOLING PERCENTAGE

The underwriting expense component included in the "Initial Ceding Commission" calculation with respect to MMIC's initial asset transfer to MNH under Section V of the Pooling Agreement is the combined amount of underwriting expenses of MMIC and MNH as reported in the 2002 Underwriting and Investment Exhibit, Part 4 - Expenses of the MMIC and MNH Annual Statements included in Column 2 on lines 3 through 18 plus line 24, excluding the following specific items:

     1.   Expenses unrelated to the Traditional Insurance Business;
     2.   Expenses deemed to be direct expenses of either MNH or MMIC;
     3. Administrative expenses of MMIC that will be included in the determination of the fees payable under the Administrative Services Annex of the Services Agreement;
     4.   Provisions for payment of Senior Management bonuses by MMIC; and
     5.   Other expenses as may, from time to time, be agreed by the parties.

SUBSEQUENT ASSET TRANSFERS BETWEEN THE PARTIES

The underwriting expense component included in the "Applicable Ceding Commission" calculation with respect to each party's asset transfer to the other party for each year after the initial asset transfer will be determined as provided above, except that the expenses will be as reported in the most recent Underwriting and Investment Exhibit, Part 4 - Expenses of Annual Statements included in Column 2 on lines 3 through 18 plus line 24, but excluding the same items excluded from the initial asset transfers. The parties agree that if the applicable Exhibit changes over time, they will derive the underwriting expenses by using comparable figures from the revised statutory reporting form.

                                  "Schedule 2"



The Pooling Percentages are as follows:



                                                         MMIC            MNH
                                                         ----            ---
Initial Percentage of policies in force as of
inception of the Agreement                                60%            40%

Accident Year 2003                                        60%            40%

Accident Year 2004                                        65%            35%

Accident Year 2005                                        70%            30%

Accident Year 2006                                        75%            25%

Accident Year 2007                                        75%            25%


The maximum MNH annual written premium assumption shall be:


                         Maximum Written
                             Premium
              Year       In $ millions
              ----       ---------------

              2003           $68.0

              2004           $59.5

              2005           $50.0

              2006           $42.5

              2007           $37.5